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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



    Date of report (Date of earliest event reported):  October 16, 2001
                                                      -----------------


                                ORTHOVITA, INC.
                     ------------------------------------
                (Exact Name of Registrant Specified in Charter)


        Pennsylvania              0-24517               23-2694857
      ----------------            -------               ----------
       (State or Other        (Commission File       (I.R.S. Employer
       Jurisdiction of             Number)           Identification No.)
       Incorporation)

          45 Great Valley Parkway
           Malvern, Pennsylvania                               19355
  ----------------------------------------                  -----------
  (Address of Principal Executive Offices)                   (Zip Code)




 Registrant's telephone number, including area code:   (610) 640-1775
                                                    -------------------

                                Not Applicable
   ------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

     On October 16, 2001, Orthovita, Inc., a Pennsylvania corporation ("Parent"), and Vita Special Purpose Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Vita SPC", and, together with Parent, "Orthovita"), entered into a Revenue Interests Assignment Agreement (the "Revenue Agreement") with Paul Capital Royalty Acquisition Fund, L.P. (the "Purchaser"), pursuant to which Orthovita sold to the Purchaser a royalty interest for $5 million. Under the Revenue Agreement, Orthovita is required to pay the Purchaser 3.5% on the first $100 million of annual sales plus 1.75% of annual sales in excess of $100 million of certain of Orthovita products, including VITOSS, CORTOSS and RHAKOSS, in North America and Europe through 2016. This royalty percentage can increase if Orthovita fails to meet its projected net sales of products for which the Purchaser is entitled to receive its revenue interest. Orthovita's obligation to pay the royalty interest is secured by: (i) licenses, patents and trademarks relating to certain of its products, including VITOSS, CORTOSS and RHAKOSS, in North America and Europe; (ii) the 12% royalty interest Parent pays to Vita Licensing, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Vita Licensing"), on the sales of Orthovita's products pursuant to a licensing arrangement; and (iii) the shares of Common Stock of Vita SPC owned by Vita Licensing.

     In connection with the Revenue Agreement, Parent and the Purchaser also entered into a Stock Purchase Agreement (the "Stock Agreement"), pursuant to which Parent sold to the Purchaser 2,582,645 shares of Parent's Common Stock at a purchase price of $1.936 per share (the "Shares"), for an aggregate purchase price of $5 million. Orthovita will receive credits against its royalty obligation to the Purchaser equal to the first $5 million of proceeds realized by the Purchaser or its affiliates from the resale of the Shares plus one third of any appreciation from the original purchase price of the Shares.

     Orthovita will use the $10 million of gross proceeds received in the financing for clinical development, marketing programs, and working capital relating to the VITOSS, CORTOSS and RHAKOSS products.

     The press release issued by Orthovita on October 22, 2001 relating to the product development and equity financing with the Purchaser is filed herewith as
Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

          Exhibits

          10.1 Revenue Interests Assignment Agreement, dated as of October 16, 2001, by and among Vita Special Purpose Corp., Orthovita, Inc. and Paul Capital Royalty Acquisition Fund, L.P. (certain portions of this exhibit have been omitted and were filed separately with the Securities and Exchange Commission pursuant to a request by Orthovita, Inc. for confidential treatment)

          10.2 Assignment, dated as of October 16, 2001, by and between Vita Special Purpose Corp. and Paul Capital Royalty Acquisition Fund, L.P.

          10.3 Stock Purchase Agreement, dated as of October 16, 2001, by and between Orthovita, Inc. and Paul Capital Royalty Acquisition Fund, L.P.

          10.4 Security Agreement, dated as of October 16, 2001, by and between Vita Special Purpose Corp. and Paul Capital Royalty Acquisition Fund, L.P.

          10.5 Pledge Agreement, dated as of October 16, 2001, by and between Vita Licensing, Inc. and Paul Capital Royalty Acquisition Fund, L.P.

          99.1      Press release issued October 22, 2001.
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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ORTHOVITA, INC.


                                        By: /s/ Joseph M. Paiva
                                           --------------------
                                            Joseph M. Paiva
                                            Chief Financial Officer



Dated: November 12, 2001
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                                 EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

10.1 Revenue Interests Assignment Agreement, dated as of October 16, 2001, by and among Vita Special Purpose Corp., Orthovita, Inc. and Paul Capital Royalty Acquisition Fund, L.P.

10.2 Assignment, dated as of October 16, 2001, by and between Vita Special Purpose Corp. and Paul Capital Royalty and Paul Capital Acquisition Fund, L.P.

10.3 Stock Purchase Agreement, dated as of October 16, and Paul Capital Royalty Acquisition Fund, L.P. 2001, by and between Orthovita, Inc.


10.4 Security Agreement, dated as of October 16, 2001, Corp. and Paul Capital Royalty Acquisition Fund, by and between Vita Special Purpose L.P.

10.5 Pledge Agreement, dated as of October 16, 2001, by Paul Capital Royalty Acquisition Fund, L.P. and between Vita Licensing, Inc. and Paul Capital Royalty Acquisition Fund, L.P.

99.1   Press release issued October 22, 2001.